Exhibit 10.31

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment (this “Third Amendment” is made as of July 31, 2006 by and between KFLG WATERTOWN, INC., a Massachusetts corporation, with an address at 255 Washington Street, Suite 290, Newton, MA 02458 (the “Borrower”), and TD BANKNORTH, N.A., a national banking association with an office at 370 Main Street, Worcester, Massachusetts 01608 (the “Lender”).

RECITALS

A. The Lender and the Borrower are parties to that certain Credit Agreement, dated as of May 27, 2005, as amended by that certain First Amendment to Credit Agreement, dated as of December 31, 2005, and as further amended by that certain Second Amendment to Credit Agreement dated as of May 31, 2006 (as the same is and may hereafter be amended from time to time, the “Credit Agreement”) Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

B. The Borrower has requested that the Lender make certain modifications to the terms and conditions of the Credit Agreement as described herein.

C. Subject to certain terms and conditions, the Lender is willing to agree to the same, as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. AMENDMENTS TO CREDIT AGREEMENT.

A. Section 5.9 of the Credit Agreement entitled “Additional Collateral; Subsidiaries; New Units” is hereby amended by deleting subsection (b) in its entirety and by substituting the following therefor:

“(b) Not form or acquire any direct or indirect Subsidiary, except: (i) the Borrower as a wholly-owned Subsidiary of the Guarantor; (ii) KnowFat of Downtown Crossing, Inc., as a wholly-owned Subsidiary of the Borrower; and (iii) KnowFat of Landmark Center, Inc., as a wholly-owned Subsidiary of the Borrower.”

B. Section 5.9 of the Credit Agreement entitled “Additional Collateral; Subsidiaries; New Units” is hereby further amended by deleting subsection (d) in its entirety and by substituting the following therefor:

“(d) Insure that all Units opened after the date hereof are owned by the Borrower; provided, however, that KnowFat of Landmark Center, Inc. may own the Unit located at Landmark Center, 2001 Brookline Avenue, Boston, Massachusetts (the “Landmark Center Restaurant”). Except for the Landmark Center Restaurant, any interest in any restaurant or Unit now or hereafter acquired by the Guarantor shall be an asset owned directly by the Borrower.”

C. Section 6.1(a) of the Credit Agreement entitled “Minimum Additional New Equity” is hereby deleted in its entirety and the following is substituted therefor:

“(a) Minimum Additional New Equity Fail to cause the Guarantor to raise the Additional New Equity by December 31, 2006.”

D. Section 6.2 of the Credit Agreement entitled “Indebtedness” is hereby amended by deleting the word “and” at the end of subsection (e) thereof, substituting a semi-colon for the period at the end of subsection (f) thereof, and adding the following new subsections (g) and (h) immediately following subsection (f) thereof as follows:

“(g) Indebtedness and obligations of KnowFat of Landmark Center, Inc. (“KnowFat Landmark”) to KF Partners Boston Limited Partnership, a Massachusetts limited partnership (“LP”) and Corbett Management Group, LLC, a Massachusetts limited liability company and the general partner of LP (“GP”) pursuant to a certain Asset Purchaser Agreement among LP, GP and KnowFat Landmark dated as of September 6, 2006;

(h) Indebtedness and obligations of the Guarantor to LP and GP pursuant to that certain Guaranty of the Guarantor in favor of GP and LP dated as of September 6, 2006.”

E. Section 6.3 of the Credit Agreement entitled “Liens” is hereby amended by deleting the word “and” at the end of subsection (f) thereof, substituting a semi-colon for the period at the end of subsection (g) thereof, and adding the following new subsection (h) immediately following subsection (g) thereof as follows:

“ (h) Liens granted by KnowFat Landmark in favor of LP and/or GP pursuant to a certain Security Agreement from KnowFat Landmark dated as of September 6, 2006 securing the Indebtedness and obligations described in Section 6.2(g) hereof.”

F. Section 8.2 of the Credit Agreement entitled “Notices” is hereby amended by deleting the notice address for the Borrower in its entirety and by substituting the following therefor:

“Borrower:	KFLG Watertown, Inc.
255 Washington Street
Suite 290
Newton, Massachusetts 02458
Attention: Eric Spitz
Telecopy: 617-787-6010
Telephone: 617-787-6000”

II. OTHER AMENDMENTS TO LOAN DOCUMENTS

A. Section 5.1 of the Guarantee and Security Agreement between the Lender and the Guarantor (the “Guarantee”) entitled “Minimum Cash Balance” is hereby deleted in its entirety and the phrase “Intentionally Omitted” is substituted therefor.

B. Schedule A to the Guarantee is hereby amended to delete the Notice Address for the Guarantor in its entirety and by substituting the following Notice Address therefor:

KnowFat Franchise Company, Inc.
255 Washington Street
Suite 290
Newton, Massachusetts 02458
Attention: Eric Spitz
Telecopy: 617-787-6010
Telephone: 617-787-6000

C. Schedule D to the Guarantee is hereby amended to reflect that the chief executive office of the Guarantor is at: 255 Washington Street, Suite 290, Newton, Massachusetts 02458.

D. The Borrower agrees that it will not permit any amendment to any of the following agreements without the prior written consent of the Lender: (a) the Asset Purchase Agreement among KF Partners Boston Limited Partnership, Corbett Management Group, LLC and KnowFat Landmark Center, Inc. dated as of September 6, 2006; (b) the Security Agreement in favor of KF Partners Boston Limited Partnership and Corbett Management Group, LLC from KnowFat Landmark Center, Inc. dated as of September 6, 2006; and (c) the Guaranty of the Guarantor in favor of KF Partners Boston Limited Partnership and Corbett Management Group, LLC dated as of September 6, 2006.”

E. Notwithstanding any representation, warranty or covenant contained in the Credit Agreement or any of the other Loan Documents to the contrary, the Lender agrees and acknowledges that the priority of the Permitted Liens in favor of LP and GP shall be governed by a certain Lien Subordination Agreement between the Lender and LP and GP dated September 6. 2006.

III. NO FURTHER AMENDMENTS.

Except as specifically amended herein, all terms and conditions of the Credit Agreement shall remain in fill force and effect as originally constituted and is hereby ratified and affirmed in all respects, and the indebtedness of the Borrower to the Lender evidenced hereby and by the Note is hereby reaffirmed in all respects This Third Amendment constitutes an amendment to and modification of the Credit Agreement On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Third Amendment, and each reference in any Loan Document between the Borrower and the Lender or, the Guarantor and the Lender, to the credit Agreement, “thereunder”, “thereof’ or words of like import referring the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Third Amendment.

IV. REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Borrower represents, warrants and covenants as follows as of the date hereof:

A. Each of the representations and warranties contained in the Credit Agreement, as amended by this Third Amendment, and the other Loan Documents are true and correct as of the date hereof. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of the Borrower or the Guarantor from that disclosed in the management-prepared financial statements most recently distributed to the Lender. No Default or Event of Default has occurred or is continuing.

B. The Credit Agreement, as amended by this Third Amendment, constitutes the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

C. The execution and delivery of this Third Amendment and the other documents, if any, by the Borrower and the transactions contemplated hereby are within the corporate power and authority of the Borrower and have been authorized by all necessary corporate proceedings, and do not and will not (i) contravene any provision of the charter documents or by-laws of the Borrower or any law, rule or regulation applicable to the Borrower; (ii) contravene any provision of, or constitute an event o f default or event that, but for the requirement that time elapse or notice be given (or both) would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Borrower; or (iii) result in or require the imposition of any encumbrance or lien on any of the properties, assets or rights of the Borrower (other than pursuant to any Security Document executed in connection with the Credit Agreement).

D. The Borrower and the Lender acknowledge and agree that but for this Third Amendment, the Borrower would have been in default under the terms and conditions o f the Credit Agreement; and that the terms and conditions set forth herein and the avoidance of such a default constitute fair and adequate consideration mutually exchanged by the Borrower and the Lender in their execution and delivery of this Third Amendment.

V. CONDITIONS.

A. This Third Amendment shall become effective on the first date on which the Borrower shall have executed and/or delivered to the Lender (or shall have caused to be executed and delivered to the Lender by the appropriate persons) the following:

1. This Third Amendment;

2. A Guarantee and Security Agreement from KnowFat of Landmark Center, Inc. in favor of the Lender; and

3. Such other supporting documents and certificates as the Lender or its counsel may reasonably request.

B. All legal matters incident to the transactions contemplated hereby shall be satisfactory to counsel for the Lender.

VI. CONFIRMATION OF SECURITY.

The Obligations of the Borrower to the Lender, including, without limitation, the liabilities and obligations of the Borrower under the Credit Agreement, as amended hereby, and the Notes, are secured by, and entitled to all benefits of, the Security Agreement, the Guarantee and Security Agreement, any Mortgage, any Leasehold Security Document, and any other collateral granted by the Borrower or Guarantor to the Lender. The Covered Parties confirm and reaffirm that each has granted to Lender a security interest in, among other property, its deposit accounts and all credits or proceeds thereto and all monies, checks and other instruments held or deposited therein.

VII. MISCELLANEOUS

A. The Borrower represents, warrants, and agrees that, to its know1edge, the Borrower has no claims, defenses, counterclaims or offsets against the Lender in connection with the Credit Agreement or the Obligations, and, to the extent that any claim, defense, counterclaim, or offset may exist, the Borrower thereby affirmatively WAIVES AND RELEASES the Lender from the same.

B. This Third Amendment shall take effect as a sealed instrument under the laws of The Commonwealth of Massachusetts.

C. This Third Amendment may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Third Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Lender and the Borrower have caused this Third Amendment to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

KFLG WATERTOWN, INC.

By:
Name:
Title:

TD BANKNORTH, N.A.

By:
Name:
Title:

By its signature below, KnowFat Franchise Company, Inc. hereby agrees and acknowledges that it shall not grant any liens or security interests on any of its assets in favor of KF Partners Boston Limited Partnership (“LP”) or Corbett Management Group, LLC (“GP”) to secure any of its obligations to LP or GP under its Guaranty in favor of LP and GP dated as of September 6, 2006.

KNOWFAT FRANCHISE COMPANY, INC.

By:
Name:
Title:

[Signature Page to Third Amendment to Credit Agreement]